Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of FGMC and BOXABL adjusted to give effect to the Business Combination and other transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

On August 4, 2025, BOXABL entered into the Merger Agreement, by and among FGMC, Merger Sub and BOXABL.

Description of the Business Combination

On August 4, 2025, FGMC, BOXABL and FG Merger Sub II Inc., a Nevada corporation and wholly-owned subsidiary of FGMC (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for a two-step merger transaction (the “Mergers”) in which, first, Merger Sub will merge with and into BOXABL (the “First Merger”), with BOXABL surviving as a wholly-owned subsidiary of FGMC, and, immediately thereafter, BOXABL (as the surviving company in the First Merger) will merge with and into FGMC (the “Second Merger”), with FGMC continuing as the surviving public company (the “Combined Company”). By virtue of the consummation of the Mergers, the Combined Company will change its name to BOXABL Inc. The Boards of Directors of BOXABL, FGMC, and Merger Sub have unanimously approved the Merger Agreement and the transactions contemplated thereby.

Consideration

The aggregate merger consideration to be received by BOXABL stockholders is equal to a combination of preferred and common shares of FGMC that equals a total of $3,500,000,000, each at a deemed value of $10 per share. There is no minimum cash required to close the Merger.

Pursuant to the Merger Agreement each share of BOXABL common share and preferred shares issued and outstanding immediately prior to the First Merger shall be converted into the right to receive common share and preferred shares, respectively of the Combined Company pursuant to exchange ratio defined in the Merger Agreement. The Combined Company common shares and preferred shares will be issued at the closing of the Second Merger.

The following summarizes the aggregated value of the Business Combination consideration

Common Stock(1)	246,524,760
Preferred stock(2)	103,475,240
Value per share	$10
Total share consideration	$3,500,000,000

(1)	Represents the shares of common stock of the Combined Company that will be issued and exchanged with the BOXABL common shares outstanding. This includes shares of common stock of the Combined Company underlying the convertible securities including stock option, restricted stock units and warrants of BOXABL.

(2)	Represents the Combined Company Merger Preferred Stock that will be issued and exchanged with the BOXABL Preferred Stock outstanding.

Closing Conditions

The closing of the Mergers is subject to customary closing conditions, including, among others, approval of the transaction by the stockholders of BOXABL and FGMC, effectiveness of a registration statement on Form S-4 to be filed by FGMC with the SEC in connection with the transaction, expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, accuracy of representations and warranties, approval for listing of the Combined Company Common Stock on Nasdaq or NYSE, absence of any law or order prohibiting the consummation of the transaction, and other conditions as set forth in the Merger Agreement.

The Merger Agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the closing under certain specified circumstances. Either BOXABL or FGMC may terminate the agreement by written notice if the closing has not occurred on or before July 31, 2026 (the “Agreement End Date”), provided that the right to terminate on this basis is not available to any party whose breach of the agreement has proximately caused the failure of the closing to occur by such date. Termination is also permitted by mutual written consent of the parties, or by either party if a governmental authority enacts a law or order that makes consummation of the transactions illegal or otherwise prohibits the transaction, so long as the terminating party or its subsidiaries did not cause such prohibition by their own breach.

On November 3, 2025, Company entered into an amendment (the “Amendment”) to the Merger Agreement with BOXABL. Pursuant to the Amendment, the parties to the Merger Agreement agreed to extend the Agreement End Date for the Merger Agreement from December 31, 2025, to March 31, 2026.

On April 6, 2026, FGMC and BOXABL entered into an amendment to the Merger Agreement:

(A)	to extend the Agreement End Date for the Merger Agreement from March 31, 2026 to July 31, 2026;

(B)	that the Company and the Acquiror shall jointly enter into agreements, subject to any consent needed from ThinkEquity LLC, or amendments to existing agreements, providing for the release of any lock-up provisions applicable to the Acquiror Securities owned by the Sponsor Parties, Paolo Tiramani, Galiano Tiramani, or any of their respective Affiliates, such that such lock-up provisions shall automatically expire if the Acquiror Common Stock trades at or above $20.00 at any time, including during intraday trading;

(C)	to clarify that the definition of Acquiror Securities includes the 8,295,800 rights (for the issuance of 829,580 shares of Acquiror Common Stock), each right entitling the holder thereof to receive one-tenth (1/10) of a share of Acquirer Common Stock upon the consummation of an initial business combination; and

(D)	to provide that either the Company or the Acquiror has the right to terminate the Merger Agreement if either party has made a written request of the other party pursuant to the Merger Agreement and five Business Days have passed, and the requesting party has not received a response.

On May 6, 2026, FGMC and BOXABL entered into an amendment to the forms of Company Lock-Up Agreement and Sponsor Lock-Up Agreement in the Merger Agreement in order to implement the above-mentioned lock-up provisions.

Termination Provisions

Additional termination rights include the ability for either party to terminate if the required stockholder approvals from either BOXABL or FGMC are not obtained at their respective stockholder meetings, unless the failure to obtain such approval is due to the action or inaction of the party seeking termination. The agreement may also be terminated by one party if the other party has committed a material breach of its representations, warranties, or covenants that would prevent the satisfaction of closing conditions, subject to a cure period of up to thirty (30) days (or any shorter period remaining before the Agreement End Date) after notice of such breach. Upon termination, the agreement becomes void and has no further effect, except for certain provisions that expressly survive, and subject to liability for any willful and material breach or actual fraud occurring prior to termination. Each party is responsible for its own fees and expenses incurred in connection with the agreement and the contemplated transactions, except as otherwise provided.

Certain Related Agreements

Sponsor Support Agreement

Concurrently with the execution of the Merger Agreement, FGMC, the Sponsor and BOXABL entered into the Sponsor Support Agreement. Pursuant to the Sponsor Support Agreement, the Sponsor agreed, among other things, (i) to vote in favor of the proposals presented at the FGMC Special Meeting, (ii) not to redeem any FGMC Common Shares owned by it in connection with the transactions contemplated by the Merger Agreement, and (iii) waive, to the fullest extent permitted by applicable law and FGMC’s governing documents, any rights to adjustment or other anti-dilution protections available under the FGMC Charter with respect to the rate at which shares of FGMC Preferred Stock held by the Sponsor convert into shares of FGMC Common Stock in connection with the transactions contemplated by the Merger Agreement. The Sponsor Support Agreement also includes a provision with respect to the payment by the Sponsor of expenses incurred by FGMC in connection with the Business Combination in excess of the FGMC Expense Cap. The Sponsor Support Agreement also provides that if there are any amounts outstanding under any working capital loan extended to FGMC by the Sponsor as of the Closing, then notwithstanding the terms of any such working capital loan, FGMC will repay such outstanding amounts to the Sponsor at the Closing solely in cash, and not in the form of FGMC Common Shares or any other form

BOXABL Support Agreement

Concurrently with the execution of the Merger Agreement, FGMC, BOXABL and certain stockholders of BOXABL entered into the BOXABL Support Agreement. Pursuant to the BOXABL Support Agreement, certain BOXABL stockholders agreed to, among other things, at any meeting of the stockholders of BOXABL and in any action by written consent of the stockholders of BOXABL, with respect to the outstanding shares of BOXABL capital stock held by them, vote in favor of and consent to adopting the Merger Agreement and all other documents and transactions contemplated thereby, subject to the terms and conditions of the BOXABL Support Agreement. As of the record date for the BOXABL Special Meeting, such BOXABL stockholders accounted for approximately 73.79% of the number of then-outstanding shares of BOXABL Common Stock and approximately 73.79% of the voting power of the then-outstanding shares of BOXABL Common Stock.

Lock-Up Agreement

The Merger Agreement contemplates that, at the Closing, the Combined Company, the Sponsor and certain of the former stockholders of BOXABL will enter into the Lock-Up Agreements, pursuant to which the parties thereto will agree to restrictions on transfer for up to one year following the Closing Date with respect to the Lock-Up Shares (as defined in the Lock-Up Agreement), which lock-up, subject to certain exceptions, will end on the earlier of (i) with respect to 50% of the Lock-up Shares, the earlier of (A) twelve (12) months following the Closing Date and (B) the date on which the closing price of the Combined Company’s Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any thirty (30) trading day period commencing after the Closing Date, and (ii) with respect to the remaining 50% of the Lock-up Shares, twelve (12) months following the Closing Date, or earlier, in each case, if subsequent to the Closing Date, FGMC consummates a subsequent liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of FGMC’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. Notwithstanding the foregoing, such lock-up provisions shall automatically expire if the Combined Company’s Common Stock trades at or above $20.00 at any time, including during intraday trading.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, FGMC, who is the legal acquirer, will be treated as the “acquired” company for accounting purposes and BOXABL will be treated as the accounting acquirer. Accordingly, the Business Combination will be treated as the equivalent of BOXABL issuing shares at the closing of the Business Combination for the net assets of FGMC as of the closing date, accompanied by a recapitalization. The net assets of FGMC will be stated at historical cost, with no goodwill or other intangible assets recorded.

BOXABL has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	BOXABL stockholders will have the majority voting interest in the Combined Company.

●	The Combined Company board of directors will be composed as follows: BOXABL will have the right to designate four (4) directors and FGMC will have the right to designate one (1) director (a majority of the board who will qualify as independent directors under the Securities Act and the Nasdaq rules);

●	BOXABL senior management will be the senior management of the Combined Company post-merger;

●	The business of Combined Company will comprise the ongoing operations of BOXABL; and

●	BOXABL is the larger entity, in terms of substantive assets.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared reflecting the actual redemption of 3,466,086 shares of FGMC Public Shares in connection with the Closing, as follows:

●	Scenario 1 — Actual Redemption Scenario: The “Actual Redemption Scenario” reflects the actual redemption of 3,466,086 shares of FGMC Public Shares in connection with the Closing, resulting in an aggregate cash payment of approximately $36.0 million out of the Trust Account based on a redemption price of approximately $10.40 per share.

The pro forma condensed financial statements have been prepared assuming no PIPE financing since there is no minimum cash closing condition in the transaction

The pro forma condensed financial statements have been prepared assuming all common shares of BOXABL including the convertible securities of BOXABL which includes, stock options, warrants and restricted stock units will exchange into common share of Combined Company at Business Combination closing and all series of preferred shares of BOXABL will exchange in to preferred shares of Combined Company at Business Combination closing.

Pro Forma Ownership

The table below summarizes the pro forma ownership of Combined Company Common Stock following the Business Combination, reflecting the actual redemption of 3,466,086 shares of FGMC Public Shares in connection with the Closing:

●	Actual Redemption Scenario: The “Actual Redemption Scenario” reflects the actual redemption of 3,466,086 shares of FGMC Public Shares in connection with the Closing, resulting in an aggregate cash payment of approximately $36.0 million out of the Trust Account based on a redemption price of approximately $10.40 per share.

The ownership percentages reflected in the tables below are based upon the number of shares of BOXABL Common Stock issued and outstanding as of December 31, 2025, and are subject to the following additional assumptions:

●	the total shares of Combined Company Common Stock to be issued to holders of BOXABL Common Stock will be 246,524,760; assuming all Convertible Securities of BOXABL are also converted into Combined Company Common Stock

●	the total shares of Combined Company preferred shares to be issued to holders of BOXABL preferred stock will be 103,475,240;

●

the beneficial ownership of the Sponsor of 2,000,000 shares FGMC common stock were acquired for an aggregate investment of $25,000 prior to the IPO. Such shares would become worthless if FGMC does not complete a business combination by July 31, 2026 or during any extension period, as the Sponsor waived any redemption right with respect to those shares. At the Closing, the Sponsor and affliates would own a total of 2,273,130 shares of Combined Company Common stock. Such shares have an aggregate market value of approximately $23.1 million based on the closing price of FGMC common stock of $10.18 on May 1, 2026, the most recent practicable date prior to the date of the accompanying joint proxy statement/prospectus on which trading data for FGMC common stock was available;

●	the beneficial ownership of the Sponsor of 248,300 private placement units, which were acquired for an aggregate investment of $2,483,000 million at the time of the IPO. Each Private Unit consists of one common share and one Private Unit Right. Each whole Private Unit Right entitles the holder to convert the right to one-tenth share of common stock.

Such units would expire and be worthless if FGMC does not complete a business combination by July 31, 2026 or during any extension period;

●	The beneficial ownership of the Sponsor of 1,000,000 $15 Private Warrants which were acquired for an aggregate investment of $100,000 at the time of the IPO. Each $15 Private Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $15.00 per each share, will be exercisable for a period of 10 years from the date of Business Combination, will be non-redeemable, and may be exercised on a cashless basis. Additionally, $15 Private Warrants and the shares issuable upon the exercise of the $15 Private Warrants are not to be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Such units would expire and be worthless if FGMC does not complete a business combination by July 31, 2026 or during any extension period.

If any of these assumptions are not correct, these percentages will be different.

	Actual Redemption Scenario
	Shares	Percentage
Shares of Combined Company Common Stock held by BOXABL stockholders(1)	246,524,760	68.93%
Shares of Combined Company Preferred Stock held by BOXABL stockholders(2)	103,475,240	28.93%
Shares of Combined Company Common Shares held by Sponsor and affiliates(3)	2,273,130	0.64%
Shares of Combined Company Common Stock held by FGMC public stockholders(4)	5,333,914	1.49%
Shares of Combined Company Common Stock held by FGMC Underwriter and Advisor(5)	52,250	0.01%
Total	357,659,294	100.00%

(1)	Consist of 246,524,760 common shares of Combined Company received by BOXABL shareholder. This includes 233,833,072 shares exchanged for common shares holder and 12,691,688 common shares of Combined Company exchanged for convertible securities of BOXABL.

(2)	Represent the preferred shares of Combined Company received by BOXABL preferred shareholder.

(3)	Consist of 1,402,910 common shares held by Sponsor, 85,390 common shares held by Ramnarain Joseph Jaigobind and 760,000 common shares held by directors, officers and advisors. Also, include 22,330 and 2,500 common shares held by Sponsor and Ramnarain Joseph Jaigobind, respectively underlying the Private Unit Rights.

(4)	Represents 4,533,914 FGMC Public Shares remaining following the actual redemption of 3,466,086 shares in connection with the Closing, and 800,000 common shares underlying Public Rights

(5)	Consist of 47,500 common shares underlying Underwriter and Advisor Unit. Also includes 4,750 common shares converted from rights underlying the Underwriter and Advisor Units.

The following unaudited Pro Forma condensed combined balance sheet as of March 31, 2026, and the unaudited Pro Forma condensed combined statements of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025, are based on the historical financial statements of FGMC and BOXABL, and the related notes for the period ended December 31, 2024 and 2025. The unaudited Pro Forma adjustments are based on information currently available, assumptions, and estimates underlying the Pro Forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited Pro Forma condensed combined financial statements.

BOXABL and FGMC

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2026

(In Thousands, except share amounts)	BOXABL	FGMC	Actual Redemption Scenario
	(Historical)	(Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	22,256	243	6,293	A	28,793
Short-term investments	—	—	—		—
Cash, cash equivalents and short-term investments	22,256	243	6,293		28,793
Accounts receivable	1,127	—	—		1,127
Prepaid expenses	—	75	3,688	B	3,763
Cash held in trust account	—	82,859	(46,960)	A	—
			(35,900)	A
Loan receivable – current	16	—	—		16
Escrow receivable	189	—	—		189
Inventories, net	18,177	—	—		18,177
Other current assets	1,026	—	31,078	H	32,104
Total current assets	42,791	83,178	(41,800)		84,169

Non-current assets:
Long-term investments	—	—	—		—
Restricted cash	3,987	—	—		3,987
Property and equipment, net	6,864	—	—		6,864
Digital assets	696	—	—		696
Intangible assets, net	346	—	—		346
Right of use assets, net	5,773	—	—		5,773
Deposits on equipment	268	—	—		268
Loan receivable – non-current	20	—	—		20
Security deposits	854	—	—		854
Other Long Term Assets	59	—	—		59
Total non-current assets	18,867	—	—		18,867
Total assets	61,658	83,178	(41,800)		103,036

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	1,720	64	—		1,784
Tax liability	—	299	—		299
Customer deposits	3,287	—	—		3,287
Deferred revenue	1,809	—	—		1,809
Lease liability – current	3,298	—	—		3,298
Subscription liability	26	—	—		26
Accrued expenses and other current liabilities	1,830	—	—		1,830
Total current liabilities	11,970	363	—		12,333

Long-term liabilities:
Lease liability – non-current	2,950	—	—		2,950
Total liabilities	14,920	363	—		15,283

Commitments and contingencies		—
Common stock; $0.0001 par value, subject to possible redemption, 8,000,000 shares at redemption value	—	82,859	(46,960)	A	—
			(35,900)	A

Stockholders’ equity:
Series A Preferred Stock	2,566	—	(2,566)	E	10
			10	E
Series A-1 Preferred Stock	634,479	—	(634,479)	E	—
Series A-2 Preferred Stock	101,003	—	(101,003)	E	—
Series A-3 Preferred Stock	77,165	—	(77,165)	E	—
Unclassified Preferred Stock	—	—	—		—
Common stock	30	0	0	C	25
			(30)	D
			25	D
Additional paid-in capital	15,058	—	46,959	C	871,279
			(5,900)	I
			815,203	E
			(45)	F
			5	G
Accumulated other comprehensive income (loss)	—	—	—		—

Accumulated deficit	(783,563)	(45)	45	F	(783,563)
Total stockholders’ equity	46,738	(45)	41,059		87,752
Total liabilities and stockholders’ equity	61,658	83,178	(41,800)		103,036

Transaction Adjustments:

A	Reflects the liquidation and reclassification of funds held in the Trust Account to cash that became available following the Business Combination, reflecting the actual redemption of 3,466,086 shares of FGMC Public Shares in connection with the Closing.

B	Represents the capitalization of $3,687,771 in directors’ and officers’ liability insurance premiums placed through HUB International in connection with the Business Combination, to be amortized on a straight-line basis over the coverage period of the policy.

C	Represents the reclassification of FGMC’s Common Stock subject to possible redemption to permanent equity, reflecting the actual redemption of 3,466,086 shares in connection with the Closing.

D	Represents the exchange of outstanding BOXABL common shares into 246,524,760 shares of Combined Company at par value of $0.0001 per share upon the closing of Business Combination. This amount includes the BOXABL convertible securities including Stock Option, Warrants and Restricted Stock Units being exchanged for common shares.

E	Represents the exchange of outstanding BOXABL preferred shares into 103,475,240 shares of Combined Company preferred shares at par value of $0.0001 per share upon the Business Combination.

F	Represents the elimination of FGMC historical accumulated earnings.

G	Represents the conversion of Public Rights, rights underlying the Private Units, rights underlying the Underwriter and Advisors Units into Combined Company’s common stock upon Business Combination.

H

Represents the recognition of a derivative asset associated with two Forward Purchase Agreements (“FPAs”) entered into with Atsion Opportunity Fund LLC – Series 2 and FG Capital Partners LLC in connection with the Business Combination, for an aggregate prepayment of $31,078,060. The FPAs are cash-settled equity forwards accounted for as derivative assets under ASC 815, with settlement equal to (i) the number of shares subject to the applicable FPA multiplied by the 15-day volume-weighted average price, less (ii) the number of such shares multiplied by $0.80 per share, subject to a floor of zero recovery. Each FPA has an initial maturity of 90 days following the Closing, extendable at the Company’s election for up to two additional 90-day periods, for a maximum term of 270 days post-Closing.

I

Represents $5,900,381 of transaction costs directly attributable to the Business Combination, paid at Closing and recorded as a reduction of Additional Paid-in Capital in accordance with ASC 805. These costs include fees paid to Continental Stock Transfer & Trust Company, ThinkEquity LLC, Loeb & Loeb LLP, Advantage Proxy, Holland & Hart LLP, Toppan Merrill, Winston & Strawn LLP, Maxim Group LLC, and Brownstein Hyatt Farber Schreck LLP.

BOXABL and FGMC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF PROFIT OR LOSS

FOR THE THREE MONTHS ENDED MARCH 31, 2026

(In thousands, except per share and weighted-average share data)	BOXABL	FGMC	Actual Redemption Scenario
	(Historical)	(Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenues	1,556	—	—		1,556
Cost of goods sold	4,909	—	—		4,909
Gross loss	(3,353)	—	—		(3,353)
Operating expenses:
General and administrative	3,189	273	(273)	H	3,189
Sales and marketing	525	—	—		525
Research and development	566	—	—		566
Impairment loss	—	—	—		—
Total operating expenses	4,280	273	(273)		4,280
Loss from operations	(7,633)	(273)	273		(7,633)
Other income:
Interest income	209	—	—		209
Other income	(155)	722	—		567
Income tax expense	—	161	(161)	H	—
Total other income:	54	561	(161)		776
Net (loss) income attributed to common stockholders	(7,579)	288	112		(6,857)
Weighted average common shares outstanding – basic and diluted	3,000,000,000	2,295,800			254,184,054
Net loss per common share – basic and diluted	(0.00)	0.04			(0.03)
Weighted average redeemable common shares outstanding – basic		6,674,033
Basic income per share, redeemable shares		0.207
Weighted average redeemable common shares outstanding – diluted		7,341,436
Diluted income per share, redeemable shares		0.186

Adjustments and Reclassifications to Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2026

H

Reflects the elimination of non-recurring FGMC formation and operating costs and related income tax expense, which would not have been incurred by the Combined Company had the Business Combination occurred on January 1, 2025.

BOXABL and FGMC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF PROFIT OR LOSS

FOR THE YEAR ENDED DECEMBER 31, 2025

(In thousands, except per share and weighted-average share data)	BOXABL	FGMC	Actual Redemption Scenario
	(Historical)	(Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenues	1,514	—	—		1,514
Cost of goods sold	17,314	—	—		17,314
Gross loss	(15,800)	—	—		(15,800)
Operating expenses:
General and administrative	14,675	972	(972)	H	14,675
Sales and marketing	25,428	—	—		25,428
Research and development	3,297	—	—		3,297
Impairment loss	—	—	—		—
Total operating expenses	43,400	972	(972)		43,400
Loss from operations	(59,200)	(972)	972		(59,200)
Other income:
Interest income	(1,397)	3,037	(3,037)	I	(1,397)
Other income	(254)	—	—		(254)
Income tax expense	—	638	(638)	H	—
Total other income:	(1,651)	2,399	(3,675)		(1,651)
Net (loss) income attributed to common stockholders	(57,549)	1,427	(2,703)		(60,851)
Weighted average common shares outstanding – basic and diluted	3,000,000,000				254,184,054
Net loss per common share – basic and diluted	(0.02)				(0.24)
Weighted average redeemable common shares outstanding – basic		7,342,466
Basic income per share, redeemable shares		0.26
Weighted average redeemable common shares outstanding – diluted		8,076,712
Weighted average non-redeemable common shares outstanding – basic		2,301,899.00
Basic loss per non-redeemable share – basic		(0.21)
Weighted average non-redeemable common shares outstanding – diluted		2,329,047.00
Basic and diluted loss per non-redeemable share		(0.20)

Adjustments and Reclassifications to Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2025

H	Reflects the elimination of non recurring expense.

I

Reflects the elimination of interest income and tax liability on interest income generated from the investments held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2025.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1 — Description of the Proposed Transactions

On August 4, 2025, FGMC, BOXABL and FG Merger Sub II Inc., a Nevada corporation and wholly-owned subsidiary of FGMC (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for a two-step merger transaction (the “Mergers”) in which, first, Merger Sub will merge with and into BOXABL (the “First Merger”), with BOXABL surviving as a wholly-owned subsidiary of FGMC, and, immediately thereafter, BOXABL (as the surviving company in the First Merger) will merge with and into FGMC (the “Second Merger”), with FGMC continuing as the surviving public company (the “Combined Company”). By virtue of the consummation of the Mergers, the Combined Company will change its name to BOXABL Inc. The Boards of Directors of BOXABL, FGMC, and Merger Sub have unanimously approved the Merger Agreement and the transactions contemplated thereby.

Consideration

The aggregate merger consideration to be received by BOXABL stockholders is equal to a combination of preferred and common shares of FGMC that equals a total of $3,500,000,000, each at a deemed value of $10 per share. There is no minimum cash required to close the Merger.

Common Stock(1)	246,524,760
Preferred stock(2)	103,475,240
Value per share	$10
Total share consideration	$3,500,000,000

(1)	Represents the Combined Company Common Stock that will be issued and exchanged with the BOXABL Common Stock outstanding. This includes shares of common stock of the Combined Company underlying the convertible securities including stock option, restricted stock units and warrants of BOXABL.

(2)	Represents the Combined Company Merger Preferred Stock that will be issued and exchanged with the BOXABL Preferred Stock outstanding.

Closing Conditions

The closing of the Mergers is subject to customary closing conditions, including, among others, approval of the transaction by the stockholders of BOXABL and FGMC, effectiveness of a registration statement on Form S-4 to be filed by FGMC with the SEC in connection with the transaction, expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, accuracy of representations and warranties, approval for listing of the Combined Company Common Stock on Nasdaq or NYSE, absence of any law or order prohibiting the consummation of the transaction, and other conditions as set forth in the Merger Agreement.

The Merger Agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the closing under certain specified circumstances. Either BOXABL or FGMC may terminate the agreement by written notice if the closing has not occurred on or before July 31, 2026 (the “Agreement End Date”), provided that the right to terminate on this basis is not available to any party whose breach of the agreement has proximately caused the failure of the closing to occur by such date. Termination is also permitted by mutual written consent of the parties, or by either party if a governmental authority enacts a law or order that makes consummation of the transactions illegal or otherwise prohibits the transaction, so long as the terminating party or its subsidiaries did not cause such prohibition by their own breach.

On November 3, 2025, Company entered into an amendment (the “Amendment”) to the Merger Agreement with BOXABL. Pursuant to the Amendment, the parties to the Merger Agreement agreed to extend the Agreement End Date for the Merger Agreement from December 31, 2025, to March 31, 2026.

On April 6, 2026, FGMC and BOXABL entered into an amendment to the Merger Agreement:

(A)	to extend the Agreement End Date for the Merger Agreement from March 31, 2026 to July 31, 2026;

(B)	that the Company and the Acquiror shall jointly enter into agreements, subject to any consent needed from ThinkEquity LLC, or amendments to existing agreements, providing for the release of any lock-up provisions applicable to the Acquiror Securities owned by the Sponsor Parties, Paolo Tiramani, Galiano Tiramani, or any of their respective Affiliates, such that such lock-up provisions shall automatically expire if the Acquiror Common Stock trades at or above $20.00 at any time, including during intraday trading;

(C)	to clarify that the definition of Acquiror Securities includes the 8,295,800 rights (for the issuance of 829,580 shares of Acquiror Common Stock), each right entitling the holder thereof to receive one-tenth (1/10) of a share of Acquirer Common Stock upon the consummation of an initial business combination; and

(D)	to provide that either the Company or the Acquiror has the right to terminate the Merger Agreement if either party has made a written request of the other party pursuant to the Merger Agreement and five Business Days have passed, and the requesting party has not received a response.

On May 6, 2026, FGMC and BOXABL entered into an amendment to the forms of Company Lock-Up Agreement and Sponsor Lock-Up Agreement in the Merger Agreement in order to implement the above-mentioned lock-up provisions.

Termination Provisions

Additional termination rights include the ability for either party to terminate if the required stockholder approvals from either BOXABL or FGMC are not obtained at their respective stockholder meetings, unless the failure to obtain such approval is due to the action or inaction of the party seeking termination. The agreement may also be terminated by one party if the other party has committed a material breach of its representations, warranties, or covenants that would prevent the satisfaction of closing conditions, subject to a cure period of up to thirty (30) days (or any shorter period remaining before the Agreement End Date) after notice of such breach. Upon termination, the agreement becomes void and has no further effect, except for certain provisions that expressly survive, and subject to liability for any willful and material breach or actual fraud occurring prior to termination. Each party is responsible for its own fees and expenses incurred in connection with the agreement and the contemplated transactions, except as otherwise provided.

Certain Related Agreements

Sponsor Support Agreement

Concurrently with the execution of the Merger Agreement, FGMC, the Sponsor and BOXABL entered into the Sponsor Support Agreement. Pursuant to the Sponsor Support Agreement, the Sponsor agreed, among other things, (i) to vote in favor of the proposals presented at the FGMC Special Meeting, (ii) not to redeem any FGMC Common Shares owned by it in connection with the transactions contemplated by the Merger Agreement, and (iii) waive, to the fullest extent permitted by applicable law and FGMC’s governing documents, any rights to adjustment or other anti-dilution protections available under the FGMC Charter with respect to the rate at which shares of FGMC Preferred Stock held by the Sponsor convert into shares of FGMC Common Stock in connection with the transactions contemplated by the Merger Agreement. The Sponsor Support Agreement also includes a provision with respect to the payment by the Sponsor of expenses incurred by FGMC in connection with the Business Combination in excess of the FGMC Expense Cap. The Sponsor Support Agreement also provides that if there are any amounts outstanding under any working capital loan extended to FGMC by the Sponsor as of the Closing, then notwithstanding the terms of any such working capital loan, FGMC will repay such outstanding amounts to the Sponsor at the Closing solely in cash, and not in the form of FGMC Common Shares or any other form.

BOXABL Support Agreement

Concurrently with the execution of the Merger Agreement, FGMC, BOXABL and certain stockholders of BOXABL entered into the BOXABL Support Agreement. Pursuant to the BOXABL Support Agreement, certain BOXABL stockholders agreed to, among other things, at any meeting of the stockholders of BOXABL and in any action by written consent of the stockholders of BOXABL, with respect to the outstanding shares of BOXABL capital stock held by them, vote in favor of and consent to adopting the Merger Agreement and all other documents and transactions contemplated thereby, subject to the terms and conditions of the BOXABL Support Agreement. As of the record date for the BOXABL Special Meeting, such BOXABL stockholders accounted for approximately 73.79% of the number of then-outstanding shares of BOXABL Common Stock and approximately 73.79% of the voting power of the then-outstanding shares of BOXABL Common Stock.

Lock-Up Agreement

The Merger Agreement contemplates that, at the Closing, the Combined Company, the Sponsor and certain of the former stockholders of BOXABL will enter into the Lock-Up Agreements, pursuant to which the parties thereto will agree to restrictions on transfer for up to one year following the Closing Date with respect to the Lock-Up Shares (as defined in the Lock-Up Agreement), which lock-up, subject to certain exceptions, will end on the earlier of (i) with respect to 50% of the Lock-up Shares, the earlier of (A) twelve (12) months following the Closing Date and (B) the date on which the closing price of the Combined Company’s Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any thirty (30) trading day period commencing after the Closing Date, and (ii) with respect to the remaining 50% of the Lock-up Shares, twelve (12) months following the Closing Date, or earlier, in each case, if subsequent to the Closing Date, FGMC consummates a subsequent liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of FGMC’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. Notwithstanding the foregoing, such lock-up provisions shall automatically expire if the Combined Company’s Common Stock trades at or above $20.00 at any time, including during intraday trading.

Note 2 — Basis of Presentation and Accounting Policies

The unaudited Pro Forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited Pro Forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that BOXABL will experience. BOXABL and FGMC did not have any historical relationship prior to the Business Combination. Accordingly, no Pro Forma adjustments were required to eliminate activities between companies.

The following unaudited Pro Forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing Pro Forma adjustment criteria with simplified Pro Forma adjustments that depict the accounting for the transaction (“Transaction Accounting Adjustments”) and allows optional Pro Forma adjustments that present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur. BOXABL and FGMC have elected not to present any estimates related to potential synergies and other transaction effects that are reasonably expected to occur or have already occurred and will only be presenting Transaction Accounting Adjustments in the unaudited Pro Forma condensed combined financial information.

FGMC does not meet the definition of a “business” pursuant to ASC 805-10-55 as it is an empty listed shell holding only cash raised as part of its original equity issuance. As a result, the Business Combination does not qualify as a “business combination” within the meaning of ASC 805, Business Combinations; rather, the Business Combination will be accounted for as a reverse merger in accordance with U.S. GAAP. See Note 3 — Accounting for the Business Combination for more details.

The historical financial statements of BOXABL have been prepared in accordance with U.S. GAAP. The historical financial statements of FGMC have been prepared in accordance with U.S. GAAP. The unaudited Pro Forma condensed combined financial information reflects U.S. GAAP, the basis of accounting used by BOXABL.

The unaudited Pro Forma condensed combined financial information reflects the actual redemption of FGMC’s Public Shares into cash in connection with the Closing, as more fully described below:

●	Actual Redemption: Reflects the actual redemption of 3,466,086 shares of FGMC Public Shares in connection with the Closing, resulting in an aggregate cash payment of approximately $36.0 million out of the Trust Account based on a redemption price of approximately $10.40 per share.

The following table sets out share ownership of FGMC Common Stock on a Pro Forma basis reflecting the actual redemption of 3,466,086 shares of FGMC Public Shares in connection with the Closing:

	Shares	% holding
FGMC public stockholders(1)	5,333,914	2.10%
FGMC Sponsors and affiliates(2)	2,273,130	*
FGMC Common Stock underlying Underwriter Units(3)	44,000	*
FGMC Common Stock underlying Advisor Units(3)	8,250	*
BOXABL stockholders(4)	246,524,760	96.99%
Total	254,184,054	100%

*	Less than 1%

(1)	Represents FGMC Public Shares including the public rights converted into common shares.

(2)	Represents Founder Shares held by Sponsor, Ramnarain Joseph Jaigobind and directors and officers pre-merger of FGMC. It also includes common stock underlying Private Units and the rights underlying the Private Units being converted into common stock.

(3)	Represent the common stock underlying the Underwriters and Advisors Unit including the right being converted into common shares underlying the Underwriter and Advisor Units.

(4)	Represent the exchange of BOXABL common shares into shares of FGMC upon closing of Business Combination. The amount includes the Convertible Securities of BOXABL being exchanged for common shares of Combined Company.

Note 3 — Accounting for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, FGMC, who is the legal acquirer, will be treated as the “acquired” company for accounting purposes and BOXABL will be treated as the accounting acquirer. Accordingly, the Business Combination will be treated as the equivalent of BOXABL issuing shares at the closing of the Business Combination for the net assets of FGMC as of the closing date, accompanied by a recapitalization. The net assets of FGMC will be stated at historical cost, with no goodwill or other intangible assets recorded.

BOXABL has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	BOXABL stockholders have the majority voting interest in BOXABL;

●	The BOXABL board will be composed as follows: BOXABL will have the right to designate four (4) directors and FGMC will have the right to designate one (1) director (a majority of the board who will qualify as independent directors under the Securities Act and the Nasdaq rules);

●	BOXABL senior management will be the senior management of BOXABL post-merger;

●	The business of BOXABL will comprise the ongoing operations of BOXABL; and

●	BOXABL is the larger entity, in terms of substantive assets.

Another determining factor was that FGMC does not meet the definition of a “business” pursuant to ASC 805-10-55, Business Combinations (“ASC 805”), and thus, for accounting purposes, the Business Combination will be accounted for as a reverse recapitalization, within the scope of ASC 805. The net assets of FGMC will be stated at historical cost, with no goodwill or other intangible assets recorded. Any excess of the fair value of shares issued to FGMC over the fair value of FGMC’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

Note 4 — Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2026

A.	Reflects the liquidation and reclassification of $82,136,888 funds held in the Trust Account to cash that becomes available following the Business Combination.

B.	Represents preliminary estimated transaction costs expected to be incurred by FGMC and BOXABL of approximately $14,435,350 which represents underwriter fee, legal, accounting, printing, director and officer’s insurance and other transaction related fees incurred as part of the Business Combination.

●	Total estimated transaction cost for FGMC is approximately $5,100,000, of which approximately $394,000 is allocated as prepaid director and officer insurance premium. The remaining $4,706,000 is included as an adjustment to additional paid-in capital

●	Total estimated transaction cost for BOXABL is approximately $9,400,000, of which $2,300,000 is allocated as prepaid director and officer insurance premium. The remaining approximately $7,100,000 is included as an adjustment to additional paid-in capital

C.	Represents the reclassification of FGMC’s Common Stock subject to possible redemption to permanent equity, reflecting the actual redemption of 3,466,086 FGMC shares for an aggregate redemption payment of $36,048,175.57 at a redemption price of approximately $10.40 per share in connection with the Closing.

D.	Represents the exchange of outstanding BOXABL common shares into 246,524,760 shares of Combined Company at par value of $0.0001 per share upon the closing of Business Combination. This amount includes the BOXABL convertible securities including Stock Option, Warrants and Restricted Stock Units being exchanged for common shares.

E.	Represents the exchange of outstanding BOXABL preferred shares into 103,475,240 shares of Combined Company Merger Preferred Stock at par value of $0.0001 per share upon the Business Combination.

F.	Represents the elimination of FGMC historical accumulated earnings.

G.	Represents the conversion of Public Rights, rights underlying the Private Units, rights underlying the Underwriter and Advisors Units into Combined Company’s common stock upon Business Combination

Note 5 — Adjustments and Reclassifications to Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2026 and for the year ended December 31, 2025

The Pro Forma adjustments included in the unaudited Pro Forma condensed combined statement of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025 are as follows:

H.	Reflects the elimination of non-recurring FGMC expenses after giving effect to the Business Combination as if it had occurred on January 1, 2025.

I.	Reflects the elimination of interest income and lax liability on interest income generated from the investments held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2025.

Note 6 — Net Earnings per Share

Represents the earnings per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2024. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented.

The following table sets out the pro forma dilution of common shares reflecting the actual redemption of 3,466,086 shares of FGMC Public Shares in connection with the Closing:

Actual Redemption
FGMC public shareholders	5,333,914
FGMC Sponsors and affiliates(1)	2,273,130
FGMC common shares underlying Underwriter Units(2)	44,000
FGMC common shares underlying Advisor Units(2)	8,250
BOXABL shareholders(3)	246,524,760
Total common shares	254,184,054

(1)	Represents Founder Shares held by Sponsor, Ramnarain Joseph Jaigobind and directors and officers pre-merger of FGMC. It also includes the Common Stock underlying Private Units and rights underlying the Private Units being converted into common stock.

(2)	Represent the common stock underlying the Underwriters and Advisors Unit.

(3)	Represent the exchange of BOXABL common shares into shares of FGMC upon closing of Business Combination. The amount includes the Convertible Securities of BOXABL being exchanged for common shares of Combined Company.

Year ended December 31, 2025	Actual Redemption
Proforma net loss	$60,851,000
Weighted average shares outstanding of common stock – basic and diluted	254,184,054
Net loss per share – basic and diluted	(0.24)